Exhibit 99.1

Palatin Technologies, Inc. Reports Second Quarter
Fiscal Year 2017 Results;
Teleconference and Webcast to be held on February 9, 2017

CRANBURY, NJ – February 9, 2017 – Palatin Technologies, Inc. (NYSE MKT: PTN), a biopharmaceutical company developing targeted, receptor-specific peptide therapeutics for the treatment of diseases with significant unmet medical need and commercial potential, today announced results for its second quarter ended December 31, 2016.
Recent Highlights
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Rekynda (bremelanotide) - Under development for Hypoactive Sexual Desire Disorder (HSDD):
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Exclusive North American license agreement with AMAG Pharmaceuticals, Inc. to develop and commercialize Rekynda.
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Received $60 million initial payment under license agreement with AMAG.
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November 2016 reported positive Phase 3 clinical results - both pivotal trials met the pre-specified co-primary efficacy endpoints of improvement in desire and decrease in distress associated with low sexual desire.
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Financial Transactions:
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December 2016, Palatin closed on an underwritten public offering of units with gross proceeds of $16.5 million, with net proceeds, after deducting offering expenses, of approximately $15.4 million. Palatin issued:
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25,384,616 shares of common stock and five year Series J warrants to purchase 12,692,310 shares of common stock at an exercise price of $0.80 per share
"We are confident that AMAG's commercial capabilities and expertise will drive a successful approval and launch of Rekynda in early 2019." said Carl Spana, Ph.D., chief executive officer of Palatin Technologies. "We are excited to now be able to devote significant resources and attention to our other development programs, which address diseases such as heart failure and inflammatory bowel diseases using targeted, receptor-specific peptides which we developed."
Second Quarter Fiscal 2017 Financial Results
Palatin reported a net loss of $(10.0) million, or $(0.06) per basic and diluted share, for the quarter ended December 31, 2016, compared to a net loss of $(13.2) million, or $(0.08) per basic and diluted share, for the same period in 2015.

The difference between the three months ended December 31, 2016 and 2015 was primarily attributable to the completion of the Phase 3 clinical trials of our Rekynda program for HSDD.
Revenue
There were no revenues recorded in the quarters ended December 31, 2016 and 2015.
Operating Expenses
Total operating expenses for the quarter ended December 31, 2016 were $9.4 million compared to $12.6 million for the comparable quarter of 2015. The decrease in operating expenses for the quarter ended December 31, 2016 was primarily attributable to the completion of the Phase 3 clinical trials of our Rekynda program for HSDD
Other Income/Expense
Total other income (expense), net, was $(0.6) million for the quarters ended December 31, 2016 and 2015 consisting primarily of interest expense related to venture debt.
Cash Position
Palatin’s cash, cash equivalents and investments were $13.5 million, before giving effect to the receipt of $60 million from AMAG, as of December 31, 2016, compared to cash and cash equivalents $9.4 million at June 30, 2016. Current liabilities were $19.6 million as of December 31, 2016, compared to $13.9 million as of June 30, 2016.
Palatin believes that existing capital resources will be adequate to fund our planned operations through at least the fiscal year ending June 30, 2018.
Palatin Drug Discovery Programs
In the conference call and webcast, management will discuss anticipated next steps in Palatin's portfolio of drug development programs. These include Palatin’s melanocortin receptor1 agonist peptides for treatment of inflammatory and dermatologic disease indications, natriuretic peptide receptorA agonist compounds for treatment of cardiovascular and pulmonary indications, and melanocortin receptor-4 agonist compounds for treatment of obesity and diabetes.
Conference Call / Webcast
Palatin will host a conference call and audio webcast on February 9, 2017 at 11:00 a.m. Eastern Time to discuss the results of operations in greater detail and provide an update on corporate developments. Individuals interested in listening to the conference call live can dial 1-800-500-0311 (U.S./Canada) or 1-719-457-2641 (international), conference ID 9389688. The audio webcast and replay can be accessed by logging on to the “Investor/Webcasts” section of Palatin’s website at http://www.palatin.com. A telephone and webcast replay will be available approximately one hour after the completion of the call. To access the telephone replay, dial 1-888-203-1112 (U.S./Canada) or 1-719-457-0820 (international), passcode 9389688. The webcast and telephone replay will be available through February 16, 2017.

About Palatin Technologies, Inc.
Palatin Technologies, Inc. is a biopharmaceutical company developing targeted, receptor-specific peptide therapeutics for the treatment of diseases with significant unmet medical need and commercial potential. Palatin’s strategy is to develop products and then form marketing collaborations with industry leaders in order to maximize their commercial potential. For additional information regarding Palatin, please visit Palatin’s website at www.Palatin.com.
Forward-looking Statements
Statements in this press release that are not historical facts, including statements about future expectations of Palatin Technologies, Inc., such as statements about clinical trial results, potential actions by regulatory agencies including the FDA, regulatory plans, development programs, proposed indications for product candidates and market potential for product candidates, are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934 and as that term is defined in the Private Securities Litigation Reform Act of 1995. Palatin intends that such forward-looking statements be subject to the safe harbors created thereby. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that could cause Palatin’s actual results to be materially different from its historical results or from any results expressed or implied by such forward-looking statements. Palatin’s actual results may differ materially from those discussed in the forward-looking statements for reasons including, but not limited to, results of clinical trials, regulatory actions by the FDA and the need for regulatory approvals, Palatin’s ability to fund development of its technology and establish and successfully complete clinical trials, the length of time and cost required to complete clinical trials and submit applications for regulatory approvals, products developed by competing pharmaceutical, biopharmaceutical and biotechnology companies, commercial acceptance of Palatin’s products, and other factors discussed in Palatin’s periodic filings with the Securities and Exchange Commission. Palatin is not responsible for updating for events that occur after the date of this press release.

Palatin Technologies Investor Inquiries:
Stephen T. Wills, CPA, MST
Chief Operating Officer / Chief Financial Officer
Tel: (609) 495-2200 / info@Palatin.com

Palatin Technologies Media Inquiries:
Paul Arndt, MBA, LifeSci Advisors, LLC
Managing Director
Tel: (646) 597-6992 / Paul@LifeSciAdvisors.com

(Financial Statement Data Follows)

PALATIN TECHNOLOGIES, INC.
and Subsidiary
Consolidated Statements of Operations
(unaudited)

	Three Months Ended December 31,		Six Months Ended December 31,
	2016	2015	2016	2015

REVENUES:
License revenue	$-	$-	$-	$-

OPERATING EXPENSES:
Research and development	8,134,575	11,272,307	19,360,659	21,870,021
General and administrative	1,306,300	1,356,117	2,515,646	2,556,054
Total operating expenses	9,440,875	12,628,424	21,876,305	24,426,075

Loss from operations	(9,440,875)	(12,628,424)	(21,876,305)	(24,426,075)

OTHER INCOME (EXPENSE):
Interest income	5,991	8,234	12,636	23,974
Interest expense	(594,535)	(629,494)	(1,218,520)	(1,257,502)
Total other income (expense), net	(588,544)	(621,260)	(1,205,884)	(1,233,528)

NET LOSS	$(10,029,419)	$(13,249,684)	$(23,082,189)	$(25,659,603)

Basic and diluted net loss per common share	$(0.06)	$(0.08)	$(0.13)	$(0.16)

Weighted average number of common shares outstanding used in computing basic and diluted net loss per common share	177,798,511	156,358,586	171,823,390	156,268,094

PALATIN TECHNOLOGIES, INC .
and Subsidiary
Consolidated Balance Sheets
(unaudited)

	December 31, 2016	June 30, 2016
ASSETS
Current assets:
Cash and cash equivalents	$12,114,581	$8,002,668
Available-for-sale investments	1,375,959	1,380,556
Prepaid expenses and other current assets	838,260	1,313,841
Total current assets	14,328,800	10,697,065

Property and equipment, net	82,540	97,801
Other assets	56,916	63,213
Total assets	$14,468,256	$10,858,079

LIABILITIES AND STOCKHOLDERS’ DEFICIENCY
Current liabilities:
Accounts payable	$4,706,014	$713,890
Accrued expenses	7,446,825	7,767,733
Notes payable, net of discount and debt issuance costs	7,427,445	5,374,951
Capital lease obligations	28,214	27,424
Total current liabilities	19,608,498	13,883,998

Notes payable, net of discount and debt issuance costs	10,210,275	14,106,594
Capital lease obligations	-	14,324
Other non-current liabilities	607,488	439,130
Total liabilities	30,426,261	28,444,046

Stockholders’ deficiency:
Preferred stock of $0.01 par value – authorized 10,000,000 shares:
Series A Convertible: issued and outstanding 4,030 shares as of December 31, 2016 and June 30, 2016	40	40
Common stock of $0.01 par value – authorized 300,000,000 shares:
issued and outstanding 133,423,837 shares as of December 31, 2016 and 68,568,055 shares as of June 30, 2016, respectively	1,334,238	685,680
Additional paid-in capital	349,204,164	325,142,509
Accumulated other comprehensive loss	(2,006)	(1,944)
Accumulated deficit	(366,494,441)	(343,412,252)
Total stockholders’ deficiency	(15,958,005)	(17,585,967)
Total liabilities and stockholders’ deficiency	$14,468,256	$10,858,079